As filed with the Securities and Exchange Commission on June 2, 2011	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SXC HEALTH SOLUTIONS CORP.
(Exact name of Registrant as specified in its charter)

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3642
(Address of principal executive offices, including zip code)

SXC Health Solutions Corp. Amended and Restated Long-Term Incentive Plan
(Full title of the plan)

Jeffrey Park
Executive Vice President and Chief Financial Officer
SXC Health Solutions Corp.
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3642
(Name and address of agent for service)

(630) 577-3100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)		Proposed maximum price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common shares, no par value per share	1,800,000	shares	$58.63	(2)	$105,534,000	(2)	$12,252.50

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional common shares as may become issuable under the terms of the SXC Health Solutions Corp. Amended and Restated Long-Term Incentive Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization or similar transaction without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding common shares.

(2)
The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant's common shares reported on the Nasdaq Global Select Market on May 27, 2011, which was $58.63 per share.

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

This Registration Statement relates to the registration of 1,800,000 additional common shares, no par value per share, of SXC Health Solutions Corp. (the “Registrant”) to be offered pursuant to the Registrant's Amended and Restated Long-Term Incentive Plan, as indicated on the facing sheet hereof. Pursuant to General Instruction E to Form S-8, regarding the registration of additional shares, the Registrant hereby incorporates herein by reference the Registration Statement on Form S-8 (File No. 333-159733) relating to the Registrant's Long-Term Incentive Plan filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 4, 2009.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on February 25, 2011;

(b)	The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 6, 2011;

(c)	The Registrant's current reports on Form 8-K filed with the Commission on March 11, 2011 and May 17, 2011;

(d)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2010; and

(e)
The description of the Registrant's common shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 21, 2006 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.

The Business Corporations Act (Yukon Territory) imposes certain duties and liabilities on officers and directors and also empowers corporations organized under Yukon Territory law to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation.
Section 5.1 of the Registrant's By-laws provide that, except in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favour, the Registrant shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the Registrant or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if:
a) He acted honestly and in good faith with a view to the best interests of the Registrant; and
b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
Section 5.2 of the Registrant's By-laws provides that the Registrant shall, with the approval of the Supreme Court of the Yukon Territory, indemnify a person referred to in Section 5.1 described above in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Registrant or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subparagraphs 5.1(a) and (b).
In February 2011, the Registrant and each of its directors, Chief Executive Officer and Chief Financial Officer entered into indemnification agreements, which provide specific contractual assurance with respect to the indemnification rights extended to such directors and officers under Section 5 of the Registrant's By-laws, as described above, and under the laws of the Yukon Territory, Canada.
The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Registrant.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit No.	Description	Reference

4.1	Certificate of Amalgamation of Systems Xcellence Inc.	Incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Commission on March 17, 2008

4.2	Certificate of Continuance of SXC Health Solutions Corp. (formerly named Systems Xcellence Inc.)	Incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Commission on March 17, 2008

4.3	Amended and Restated Bylaws of SXC Health Solutions Corp.	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on June 27, 2008

4.4	Specimen of Common Stock Certificate	Incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed with the Commission on March 17, 2008

4.5	SXC Health Solutions Corp. Amended and Restated Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 17, 2011

5.1	Opinion of Lackowicz & Hoffman	Filed herewith

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Lackowicz & Hoffman	Included in Exhibit 5.1

24.1	Powers of Attorney	Included on the Signatures page

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, Illinois, on June 1, 2011.

SXC HEALTH SOLUTIONS CORP. (Registrant)
By:	/s/ Jeffrey Park
Jeffrey Park
Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Mark A. Thierer and Jeffrey Park, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Mark A. Thierer	Chairman and Chief Executive Officer (principal executive officer)	June 1, 2011
Mark A. Thierer

By:	/s/ Jeffrey Park	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 1, 2011
Jeffrey Park

By:	/s/ Terrence C. Burke	Director	June 1, 2011
Terrence C. Burke

By:	/s/ Steven Cosler	Lead Independent Director	June 1, 2011
Steven Cosler

By:	/s/ William J. Davis	Director	June 1, 2011
William J. Davis

By:	/s/ Anthony R. Masso	Director	June 1, 2011
Anthony R. Masso

By:	/s/ Philip R. Reddon	Director	June 1, 2011
Philip R. Reddon

By:	/s/ Curtis J. Thorne	Director	June 1, 2011
Curtis J. Thorne

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of SXC Health Solutions Corp. in the United States on June 1, 2011.

/s/ Mark A. Thierer
Mark A. Thierer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Reference

4.1	Certificate of Amalgamation of Systems Xcellence Inc.	Incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Commission on March 17, 2008

4.2	Certificate of Continuance of SXC Health Solutions Corp. (formerly named Systems Xcellence Inc.)	Incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Commission on March 17, 2008

4.3	Amended and Restated Bylaws of SXC Health Solutions Corp.	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on June 27, 2008

4.4	Specimen of Common Stock Certificate	Incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed with the Commission on March 17, 2008

4.5	SXC Health Solutions Corp. Amended and Restated Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 17, 2011

5.1	Opinion of Lackowicz & Hoffman	Filed herewith

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Lackowicz & Hoffman	Included in Exhibit 5.1

24.1	Powers of Attorney	Included on the Signatures page